UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2006, Andrew M. Leitch, a director of Wireless Facilities, Inc. (the “Company”), notified the Company at its regularly scheduled meeting of the Board of Directors (the “Board”) that, due to increasing business commitments, he will not stand for re-election to the Board at its next annual meeting of stockholders to be held on May 17, 2006 and will resign from the Board, effective as of May 16, 2006. Mr. Leitch noted that his decision was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company anticipates that its current director, William Hoglund, will be designated as the Company’s Audit Committee Financial Expert, as such term is defined in the rules under the Securities Exchange Act of 1934. Mr. Hoglund previously served as the Company’s Audit Committee Financial Expert prior to Mr. Leitch joining the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: March 28, 2006	/s/ JAMES R. EDWARDS
James R. Edwards
Senior Vice President, General Counsel and Secretary